The Simply Good Foods Company Reports Fiscal First Quarter 2024 Financial
Results and Reaffirms Full Fiscal Year 2024 Net Sales and Adjusted EBITDA Outlook

Denver, CO, January 4, 2024 - The Simply Good Foods Company (Nasdaq: SMPL) (“Simply Good Foods,” or the “Company”), a developer, marketer and seller of branded nutritional foods and snacking products, today reported financial results for the thirteen weeks ended November 25, 2023.

First Quarter Summary:(1)
•Net sales of $308.7 million versus $300.9 million
•Net income of $35.6 million versus $35.9 million
•Earnings per diluted share (“EPS”) of $0.35 versus $0.36
•Adjusted Diluted EPS(2) of $0.43 versus $0.42
•Adjusted EBITDA(4) $62.0 million versus $60.8 million
Reaffirm fiscal year 2024 Net Sales and Adjusted EBITDA(3) outlook(4):
•Net sales expected to increase at the high end of the Company’s long-term algorithm of 4-6%, including the benefit of a fifty- third week
•Adjusted EBITDA(3) anticipated to increase slightly greater than the net sales growth rate

"We are pleased with our fiscal first quarter financial results and marketplace performance that were in line with estimates," said Geoff Tanner, President and Chief Executive Officer of Simply Good Foods. "Simply Good Foods retail takeaway in the first quarter of fiscal 2024, in the combined measured and unmeasured channels, was solid and increased slightly more than 8%,(5) driven by volume growth. As expected, retail takeaway outpaced net sales growth of 2.6% due primarily to timing of shipments versus the year ago period related to "New Year, New You" in-store programming."

"Our first quarter marketplace results are a positive start to the year and, while early, the second quarter is off to a good start. Additionally, we have strong marketing and merchandising plans in place for "New Year, New You" season which started this week and will run through the second quarter of fiscal 2024. We're pleased with the progress we've made on the acceleration plans for Quest and the revitalization plan for Atkins. We are confident in our strategy and execution and we believe we are positioned to drive sustained profitable growth. As such, we reaffirm our full year fiscal 2024 outlook and expect net sales growth, driven by volume, to be at the high end of our 4-6% long-term algorithm, including the benefit of a fifty-third week. We continue to anticipate solid gross margin expansion during the year and meaningful investments in marketing and growth initiatives, as well as organizational capabilities. As a result, Adjusted EBITDA is expected to increase slightly higher than the net sales growth rate. We're excited about our prospects and thankful for the efforts of our passionate employees who continue to drive the business forward."

Fiscal First Quarter 2024 Results

Net sales increased $7.8 million, or 2.6%, to $308.7 million. As expected, sales performance was driven by Quest volume growth which more than offset Atkins softness. North America and International net sales increased 2.6% and 0.7%, respectively, versus last year.

Total Simply Good Foods retail takeaway for the thirteen weeks ended November 26, 2023, increased 7.1% in the U.S. measured channels of IRI MULO + Convenience Stores. In the first quarter of fiscal 2024, total Simply Good Foods combined measured and unmeasured channel U.S. retail takeaway increased about 8%.(5) Quest retail takeaway in the combined U.S. measured and unmeasured channels increased about 19% and Atkins was down about 4%.

Gross profit was $115.1 million for the first quarter of fiscal 2024, an increase of $4.1 million from the year ago period. Gross margin was 37.3% in the first quarter of fiscal 2024 versus 36.9% last year, an increase of 40 basis points. The improvement in gross margin was primarily due to lower ingredient and packaging costs.

In the first quarter of fiscal 2024, the Company reported net income of $35.6 million compared to $35.9 million for the comparable period of fiscal 2023.

Operating expenses of $63.3 million increased $4.8 million versus the comparable period of 2023. Selling and marketing expenses increased $3.5 million to $32.0 million primarily due to investments in growth initiatives and higher advertising costs. General and administrative ("G&A") expenses of $27.0 million increased $1.3 million compared to the year ago period primarily due to higher stock-based compensation and executive transition costs.

Net interest income and interest expense was $4.9 million, a decline of $2.1 million versus the first quarter of fiscal 2023. The interest expense decline was due to a lower term loan debt balance versus the year ago period. Interest income increased by $1.0 million due to higher cash balances and the related increase in interest rates versus the year ago period and other sources.

Adjusted EBITDA(3), a non-GAAP financial measure used by the Company that makes certain adjustments to net income calculated under GAAP, was $62.0 million versus $60.8 million in the year ago period.

In the first quarter of fiscal 2024, the Company reported earnings per diluted share (“Diluted EPS”) of $0.35 versus $0.36 in the year ago period. The diluted weighted average total shares outstanding in the first quarter of fiscal 2024 was approximately 101.1 million versus 100.7 million in the year ago period.

Adjusted Diluted EPS(3), a non-GAAP financial measure used by the Company that makes certain adjustments to Diluted EPS calculated under GAAP, was $0.43 versus $0.42 in the year ago period.

Balance Sheet and Cash Flow

At the end of the first quarter of fiscal 2024, the Company had cash of $121.4 million. Cash flow from operations in the first quarter of fiscal 2024 was about $47.5 million, an increase of $38.8 million compared to last year. During the quarter, the Company repaid $10.0 million of its term loan debt, and at the end of the quarter, the outstanding principal balance was $275.0 million. Subsequent to the close of the first quarter of fiscal 2024, the Company repaid an additional $25.0 million of its term debt.

Outlook(4)

Given the good start to the year, the Company reaffirms its full year fiscal 2024 outlook. The Company expects sales growth to be driven by volume and has strong advertising and marketing plans in place, as well as innovation, merchandising and promotions that should drive sustained, overall, financial and marketplace results.

Additionally, the Company expects lower supply chain costs in fiscal 2024, which will result in strong gross margin expansion and provide it with flexibility to meaningfully invest in marketing and growth initiatives, as well as new organizational capabilities. Therefore, the Company continues to anticipate the following for the full year fiscal 2024:

•Net sales expected to increase at the high end of the Company's long-term algorithm of 4-6%, including the benefit of a fifty-third week; and

•Adjusted EBITDA(4,6) anticipated to increase slightly greater than the net sales growth rate.

___________________________________
(1) All comparisons for the first quarter ended November 25, 2023, versus the first quarter ended November 26, 2022.
(2) Adjusted Diluted Earnings Per Share is a non-GAAP financial measure. The Company excludes acquisition related costs, such as business transaction costs, integration expense and depreciation and amortization expense in calculating Adjusted Diluted Earnings Per Share. Please refer to "Reconciliation of Adjusted Diluted Earnings Per Share" in this press release for an explanation and reconciliation of this non-GAAP financial measure.
(3) Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is a non-GAAP financial measure. Please refer to "Reconciliation of Adjusted Diluted Earnings Per Share" in this press release for an explanation and reconciliation of this non-GAAP financial measure..
(4) The Company does not provide a forward-looking reconciliation of Adjusted Diluted Earnings Per Share to Earnings Per Share or Adjusted EBITDA to Net Income, the most directly comparable GAAP financial measures, expected for 2024, because we are unable to provide such a reconciliation without unreasonable effort due to the unavailability of reliable estimates for certain components of consolidated net income and the respective reconciliations, and the inherent difficulty of predicting what the changes in these components will be throughout the fiscal year. As these items may vary greatly between periods, we are unable to address the probable significance of the unavailable information, which could significantly affect our future financial results.
(5) Combined IRI MULO + C-store and Company unmeasured channel estimate for the 13-weeks ending November 26,2023.

Conference Call and Webcast Information
The Company will host a conference call with members of the executive management team to discuss these results today, Thursday, January 4, 2024, at 6:30 a.m. Mountain time (8:30 a.m. Eastern time). Investors interested in participating in the live call can dial 877-407-0792 from the U.S. and International callers can dial 201-689-8263. In addition, the call and accompanying presentation slides will be broadcast live over the Internet hosted at the “Investor Relations” section of the Company's website at http://www.thesimplygoodfoodscompany.com. A telephone replay will be available approximately two hours after the call concludes and will be available through January 11, 2024, by dialing 844-512-2921 from the U.S., or 412-317-6671 from international locations, and entering confirmation code 13743146.

About The Simply Good Foods Company
The Simply Good Foods Company (Nasdaq: SMPL), headquartered in Denver, Colorado, is a consumer packaged food and beverage company that aims to lead the nutritious snacking movement with trusted brands that offer a variety of convenient, innovative, great-tasting, better-for-you snacks and meal replacements, and other product offerings. The product portfolio we develop, market and sell consists primarily of protein bars, ready-to-drink (“RTD”) shakes, sweet and salty snacks and confectionery products marketed under the Quest® and Atkins® brand names. Simply Good Foods is poised to expand its wellness platform through innovation and organic growth along with acquisition opportunities in the nutritional snacking space. For more information, please refer to http://www.thesimplygoodfoodscompany.com.

Investor Contact
Mark Pogharian
Vice President, Investor Relations, Treasury and Business Development
The Simply Good Foods Company
(720) 768-2681
mpogharian@simplygoodfoodsco.com

Forward Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by or include words such as “will”, “expect”, “intends” or other similar words, phrases or expressions. These statements relate to future events or our future financial or operational performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We caution you that these forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. You should not place undue reliance on forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. These forward looking statements include, among other things, statements regarding our operations being dependent on changes in consumer preferences and purchasing habits regarding our products, a global supply chain and effects of supply chain constraints and inflationary pressure on us and our contract manufacturers, our ability to continue to operate at a profit or to maintain our margins, the effect pandemics or other global disruptions on our business, financial condition and results of operations, the sufficiency of our sources of liquidity and capital, our ability to maintain current operation levels and implement our growth strategies, our ability to maintain and gain market acceptance for our products or new products, our ability to capitalize on attractive opportunities, our ability to respond to competition and changes in the economy including changes regarding inflation and increasing ingredient and packaging costs and labor challenges at our contract manufacturers and third party logistics providers, the amounts of or changes with respect to certain anticipated raw materials and other costs, difficulties and delays in achieving the synergies and cost savings in connection with acquisitions, changes in the business environment in which we operate including general financial, economic, capital market, regulatory and geopolitical conditions affecting us and the industry in which we operate, our ability to maintain adequate product inventory levels to timely supply customer orders, changes in taxes, tariffs, duties, governmental laws and regulations, the availability of or competition for other brands, assets or other opportunities for investment by us or to expand our business, competitive product and pricing activity, difficulties of managing growth profitably, the loss of one or more members of our management team, potential for increased costs and harm to our business resulting from unauthorized access of the information technology systems we use in our business, expansion of our wellness platform and other risks and uncertainties indicated in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission from time to time. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

The Simply Good Foods Company and Subsidiaries
Consolidated Balance Sheets
(Unaudited, dollars in thousands, except share and per share data)

	November 25, 2023	August 26, 2023
Assets
Current assets:
Cash	$121,391	$87,715
Accounts receivable, net	135,561	145,078
Inventories	123,175	116,591
Prepaid expenses	6,076	6,294
Other current assets	10,336	15,974
Total current assets	396,539	371,652

Long-term assets:
Property and equipment, net	23,830	24,861
Intangible assets, net	1,104,318	1,108,119
Goodwill	543,134	543,134
Other long-term assets	47,238	49,318
Total assets	$2,115,059	$2,097,084

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$43,249	$52,712
Accrued interest	1,574	1,940
Accrued expenses and other current liabilities	34,083	35,062
Current maturities of long-term debt	83	143
Total current liabilities	78,989	89,857

Long-term liabilities:
Long-term debt, less current maturities	272,032	281,649
Deferred income taxes	120,200	116,133
Other long-term liabilities	36,660	38,346
Total liabilities	507,881	525,985
See commitments and contingencies (Note 9)

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized, 102,175,233 and 101,929,868 shares issued at November 25, 2023 and August 26, 2023, respectively	1,022	1,019
Treasury stock, 2,365,100 shares and 2,365,100 shares at cost at November 25, 2023 and August 26, 2023, respectively	(78,451)	(78,451)
Additional paid-in-capital	1,303,411	1,303,168
Retained earnings	383,517	347,956
Accumulated other comprehensive loss	(2,321)	(2,593)
Total stockholders’ equity	1,607,178	1,571,099
Total liabilities and stockholders’ equity	$2,115,059	$2,097,084

The Simply Good Foods Company and Subsidiaries
Consolidated Statements of Income and Comprehensive Income
(Unaudited, dollars in thousands, except share and per share data)

	Thirteen Weeks Ended
	November 25, 2023	November 26, 2022
Net sales	$308,678	$300,878
Cost of goods sold	193,560	189,886
Gross profit	115,118	110,992

Operating expenses:
Selling and marketing	31,990	28,534
General and administrative	26,950	25,641
Depreciation and amortization	4,358	4,327
Total operating expenses	63,298	58,502

Income from operations	51,820	52,490

Other income (expense):
Interest income	1,090	7
Interest expense	(6,034)	(7,055)
Gain on foreign currency transactions	226	108
Other income	6	6
Total other expense	(4,712)	(6,934)

Income before income taxes	47,108	45,556
Income tax expense	11,547	9,696
Net income	$35,561	$35,860

Other comprehensive income:
Foreign currency translation, net of reclassification adjustments	272	(222)
Comprehensive income	$35,833	$35,638

Earnings per share from net income:
Basic	$0.36	$0.36
Diluted	$0.35	$0.36
Weighted average shares outstanding:
Basic	99,629,188	99,200,557
Diluted	101,094,736	100,723,036

The Simply Good Foods Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited, dollars in thousands)

	Thirteen Weeks Ended
	November 25, 2023	November 26, 2022
Operating activities
Net income	$35,561	$35,860
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,605	4,952
Amortization of deferred financing costs and debt discount	385	532
Stock compensation expense	4,168	3,313
Estimated credit losses	51	(141)
Unrealized gain on foreign currency transactions	(226)	(108)
Deferred income taxes	4,084	3,206
Amortization of operating lease right-of-use asset	1,735	1,660
Other	301	571
Changes in operating assets and liabilities:
Accounts receivable, net	9,869	(26,288)
Inventories	(6,699)	638
Prepaid expenses	257	(541)
Other current assets	5,173	8,631
Accounts payable	(9,806)	(6,609)
Accrued interest	(366)	97
Accrued expenses and other current liabilities	(1,337)	(14,843)
Other assets and liabilities	(1,232)	(2,212)
Net cash provided by operating activities	47,523	8,718
Investing activities
Purchases of property and equipment	(744)	(1,151)
Investments in intangible and other assets	(56)	(87)
Net cash used in investing activities	(800)	(1,238)
Financing activities
Proceeds from option exercises	—	4,563
Tax payments related to issuance of restricted stock units and performance stock units	(3,642)	(2,298)
Payments on finance lease obligations	(61)	(78)
Cash received on repayment of note receivable	600	—
Repurchase of common stock	—	(16,448)
Principal payments of long-term debt	(10,000)	(6,500)
Net cash used in financing activities	(13,103)	(20,761)

Cash and cash equivalents
Net increase (decrease) in cash	33,620	(13,281)
Effect of exchange rate on cash	56	(69)
Cash at beginning of period	87,715	67,494
Cash and cash equivalents at end of period	$121,391	$54,144

Reconciliation of EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used in our industry and should not be construed as alternatives to net income as an indicator of operating performance or as alternatives to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP). Simply Good Foods defines EBITDA as net income or loss before interest income, interest expense, income tax expense, depreciation and amortization, and Adjusted EBITDA as further adjusted to exclude the following items: stock-based compensation expense, executive transition costs and other non-core expenses. The Company believes that EBITDA and Adjusted EBITDA, when used in conjunction with net income, are useful to provide additional information to investors. Management of the Company uses EBITDA and Adjusted EBITDA to supplement net income because these measures reflect operating results of the on-going operations, eliminate items that are not directly attributable to the Company’s underlying operating performance, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics the Company’s management uses in its financial and operational decision making. The Company also believes that EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. EBITDA and Adjusted EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the non-GAAP calculation.

The following unaudited table provides a reconciliation of EBITDA and Adjusted EBITDA to its most directly comparable GAAP measure, which is net income, for the thirteen weeks ended November 25, 2023 and November 26, 2022:

(In thousands)	Thirteen Weeks Ended
	November 25, 2023	November 26, 2022
Net income	$35,561	$35,860
Interest income	(1,090)	(7)
Interest expense	6,034	7,055
Income tax expense	11,547	9,696
Depreciation and amortization	5,605	4,952
EBITDA	57,657	57,556
Stock-based compensation expense	4,168	3,313
Executive transition costs	366	—
Other (1)	(226)	(103)
Adjusted EBITDA	$61,965	$60,766
(1) Other items consist principally of exchange impact of foreign currency transactions and other expenses.

Reconciliation of Adjusted Diluted Earnings Per Share

Adjusted Diluted Earnings per Share. Adjusted Diluted Earnings per Share is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to diluted earnings per share as an indicator of operating performance. Simply Good Foods defines Adjusted Diluted Earnings Per Share as diluted earnings per share before depreciation and amortization, stock-based compensation expense and executive transition costs, on a theoretical tax effected basis of such adjustments. The tax effect of such adjustments to Adjusted Diluted Earnings Per Share is calculated by applying an overall assumed statutory tax rate to each gross adjustment as shown in the reconciliation to Adjusted EBITDA, as previously defined. The assumed statutory tax rate reflects a normalized effective tax rate estimated based on assumptions regarding the Company's statutory and effective tax rate for each respective reporting period, including the current and deferred tax effects of each adjustment, and is adjusted for the effects of tax reform, if any. The Company consistently applies the overall assumed statutory tax rate to periods throughout each fiscal year and reassesses the overall assumed statutory rate on annual basis. The Company believes that the inclusion of these supplementary adjustments in presenting Adjusted Diluted Earnings per Share, when used in conjunction with diluted earnings per share, are appropriate to provide additional information to investors, reflects more accurately operating results of the on-going operations, enhances the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to the key metrics the Company uses in its financial and operational decision making. The Company also believes that Adjusted Diluted Earnings per Share is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Adjusted Diluted Earnings per Share may not be comparable to other similarly titled captions of other companies due to differences in the non-GAAP calculation.

The following unaudited tables below provide a reconciliation of Adjusted Diluted Earnings Per Share to its most directly comparable GAAP measure, which is diluted earnings per share, for the thirteen weeks ended November 25, 2023 and November 26, 2022:

	Thirteen Weeks Ended
	November 25, 2023	November 26, 2022
Diluted earnings per share	$0.35	$0.36

Depreciation and amortization	0.06	0.05
Stock-based compensation expense	0.04	0.03
Executive transition costs	0.00	—
Tax effects of adjustments (1)	(0.02)	(0.02)
Adjusted diluted earnings per share	$0.43	$0.42
(1) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. The tax effect of each adjustment is computed (i) by dividing the gross amount of the adjustment, as shown in the Adjusted EBITDA reconciliation, by the number of diluted weighted average shares outstanding for the applicable fiscal period and (ii) applying an overall assumed statutory tax rate of 25% for the thirteen weeks ended November 25, 2023, as well as the thirteen weeks ended November 26, 2022.

Reconciliation of Net Debt to Adjusted EBITDA

Net Debt to Adjusted EBITDA. Net Debt to Adjusted EBITDA is a non-GAAP financial measure which Simply Good Foods defines as the total debt outstanding under our credit agreement with Barclays Bank PLC and other parties (“Credit Agreement”), reduced by cash and cash equivalents, and divided by the trailing twelve months of Adjusted EBITDA, as previously defined.

The following unaudited table below provides a reconciliation of Net Debt to Adjusted EBITDA as of November 25, 2023:

(In thousands)	November 25, 2023
Net Debt:
Total debt outstanding under the Credit Agreement	$275,000
Less: cash and cash equivalents	(121,391)
Net Debt as of November 25, 2023	$153,609

Trailing twelve months Adjusted EBITDA:
Add: Adjusted EBITDA for the thirty-nine weeks ended November 25, 2023	$61,965
Add: Adjusted EBITDA for the fiscal year ended August 26, 2023	245,555
Less: Adjusted EBITDA for the thirty-nine weeks ended November 26, 2022	(60,766)
Trailing twelve months Adjusted EBITDA as of November 25, 2023	$246,754

Net Debt to Adjusted EBITDA	0.6	x